UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2004

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On October 5, 2004, Mr. James M. Jaska resigned as President and as a Director of the Company.  A news release, issued on October 6, 2004, announced Mr. Jaska’s resignation.  Attached hereto as Exhibit 10.1 and incorporated by reference herein is a copy of the Separation Agreement and Release between the Company and Mr. Jaska.

(c)                                  The Board of Directors has named Sam Box, 59, to serve as the Company’s President.  Mr. Box joined the Company in March 2003 through its acquisition of the assets of Foster Wheeler Environmental Corporation (FWEC), and was named Senior Vice President in November 2003.  He previously served as president of the Tetra Tech FW, Inc. subsidiary.  Mr. Box has over 34 years of experience in engineering, environmental and construction services.  He served as Chairman, President and Chief Executive Officer of FWEC from October 1994 to March 2003.  He joined Foster Wheeler Ltd., the parent of FWEC, in 1993.  Previously, Mr. Box was with Morrison Knudsen Corporation (now Washington Group International) for 17 years, where he headed the environmental division and held several other executive management positions.

Further, the Board has named Dan Batrack, 46, to serve as the Company’s Chief Operating Officer.  Mr. Batrack joined the Company’s predecessor in 1980 and was named Senior Vice President in November 2002.  Mr. Batrack has served in numerous capacities over the last 23 years, including project scientist, project manager, operations manager, vice president, and president of an operating unit.  He has managed complex solutions for many small and Fortune 500 customers, both in the U.S. and internationally.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s announcement regarding Mr. Jaska’s resignation and the appointments of Mr. Box as President and Mr. Batrack as Chief Operating Officer.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

10.1         Separation Agreement and Release between Tetra Tech, Inc. and James M. Jaska dated October 7, 2004.

99.1                           Press Release issued on October 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	October 7, 2004	By:	/s/ LI-SAN HWANG
Li-San Hwang
Chairman and Chief Executive Officer